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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 29, 1996, except for the restatement described in Note 12 as to which the date is July 31, 1996, relating to the financial statements of Metro-Goldwyn-Mayer Studios Inc. (formerly known as Metro-Goldwyn-Mayer Inc.) for the years ended December 31, 1995 and 1994, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the two years ended December 31, 1995 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. We also consent to the references to us under the heading "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

Price Waterhouse LLP
Century City, California
November 7, 1997